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COMBINED BALANCE SHEETS                U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                                         March 31,   December 31,
In millions                                1998          1997
------------------------------------- ------------- --------------
ASSETS
Current assets:
 Cash and cash equivalents            $        373  $          27
 Accounts and notes receivable               1,586          1,681
 Inventories and supplies                      179            150
 Deferred tax asset                            217            247
 Prepaid and other                              78             77
                                      ------------- --------------
   Total current assets                      2,433          2,182
                                      ------------- --------------

Gross property, plant and equipment         33,681         33,408
Less accumulated depreciation               19,503         19,176
                                      ------------- --------------
Property, plant and equipment - net         14,178         14,232
Other assets                                   825            832
                                      ------------- --------------
   Total assets                       $     17,436  $      17,246
                                      ============= ==============

LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                      $        898  $         626
 Accounts payable                            1,205          1,415
 Dividends payable                             260            259
 Other                                       1,795          1,700
                                      ------------- --------------
   Total current liabilities                 4,158          4,000
                                      ------------- --------------

Long-term debt                               4,931          5,020
Postretirement and other postemployment
 benefit obligations                         2,456          2,468
Deferred taxes, credits and other            1,610          1,559

Communications Group equity                  4,281          4,199
                                      ------------- --------------
   Total liabilities and equity       $     17,436  $      17,246
                                      ============= ==============
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